	The Money Store Asset Backed Certificates	Record Date: 03/31/02
	Series 1998-I	Determination Date: 04/10/02
	Statement To Certificateholder	Distribution Date: 04/15/02
[FIRST UNION LOGO]		6

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH	60934YAP5	2.17000%	155,250,000.00	14,208,634.47	26,550.41	2,285,425.69	0.00	2,311,976.11	11,923,208.78
Factors per Thousand					0.17101715	14.72093845		14.89195560	76.80005653
MH-1	60934YAV2	2.45000%	16,750,000.00	16,750,000.00	35,337.85	0.00	0.00	35,337.85	16,750,000.00
Factors per Thousand					2.10972222	0.00000000		2.10972222	1000.00000000
MH-2	60934YAW0	2.65000%	15,250,000.00	15,250,000.00	34,799.65	0.00	0.00	34,799.65	15,250,000.00
Factors per Thousand					2.28194444	0.00000000		2.28194444	1,000.00
BH	60934YAX8	3.75000%	12,750,000.00	12,750,000.00	41,171.88	0.00	0.00	41,171.88	12,750,000.00
Factors per Thousand					3.22916667	0.00000000		3.22916667	1,000.00
Pool			200,000,000.00	58,958,634.47	137,859.79	2,285,425.69	0.00	2,423,285.48	56,673,208.78
Totals					2.33824593	38.76320601		41.10145194	283.36604388

X	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals			200,000,000.00	58,958,634.47	137,859.79	2,285,425.69	0.00	2,423,285.48	56,673,208.78

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services	Customer Service – CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

	The Money Store Asset Backed Certificates	Record Date: 03/31/02
	Series 1998-I	Determination Date: 04/10/02
	Statement To Certificateholder	Distribution Date: 04/15/02
[FIRST UNION LOGO]		6

Certificate Information

	Interest	Carry Forward	Applied Realized	Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount

AH	26,550.41	0.00	0.00	0.00	0.00
MH-1	35,337.85	0.00	0.00	0.00	0.00
MH-2	34,799.65	0.00	0.00	0.00	0.00
BH	41,171.88	0.00	0.00	0.00	0.00

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services	Customer Service – CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

	The Money Store Asset Backed Certificates	Record Date: 03/31/02
	Series 1998-I	Determination Date: 04/10/02
	Statement To Certificateholder	Distribution Date: 04/15/02
[FIRST UNION LOGO]		6

Schedule of Remittance

Aggregate Amount Received	2,494,187.02

(Contingency Fee)	(13,110.47)
(Escrow)	(14,802.09)
(Late Charges)	(21,101.36)
(Servicer Fee)	(13,110.48)
(Unreimbursed Monthly Advance)	(3,598.03)
Monthly Advance	0.00

(65,722.43)

Available Remittance Amount	2,428,464.59

Fees
Contingency Fee	13,110.47
Expense Account	982.64
FHA Premium Account	4,196.46
Servicer Fee	13,110.48
Trust Administrator Fee	755.10
FHA Custodian Fee	26.04
Reimbursable to the Servicer – FHA Account	1,151.24

Prior Three Months Weighted Average Mortgage Interest Rates

12/01	1/02	2/02

12.956%	12.964%	12.956%

EXHIBIT L

Outstanding Balance	60,501,513.62

# Accounts	3,405

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	506	9,656,742.86	15.96%
Delinquent 30-59 Days	92	1,797,761.04	2.97%
Delinquent 60-89 Days	49	943,994.19	1.56%
Delinquent 90 and over	47	930,750.52	1.54%
Loans in Foreclosure	42	889,027.54	1.47%
REO Property	8	190,515.15	0.31%

Totals	744	14,408,791.30	23.82%

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services	Customer Service – CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

	The Money Store Asset Backed Certificates	Record Date: 03/31/02
	Series 1998-I	Determination Date: 04/10/02
	Statement To Certificateholder	Distribution Date: 04/15/02
[FIRST UNION LOGO]		6

Collateral Information

Accelerated Principal Distribution		509,555.31
Adjusted Mortgage Interest Rate		12.350%
Aggregate Beginning Principal Balance of Loans		62,491,148.83
Aggregate Ending Principal Balance of Loans		60,501,513.62
Available Maximum Subordination Amount		10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)		0.00
Compensating Interest		35.25
Curtailments		48,658.36
Excess and Monthly Payments		237,575.08
FHA Payments and Related Payments Received		0.00
FHA Claims Filed During the Due Period		0.00
FHA Claims Paid during the Due Period		0.00
FHA Claims Denied by FHA During the Period		0.00
FHA Claims Pending by FHA during the Period		24,496.36
FHA Cumulative Claims Paid		2,114,693.99
Interest Received		678,216.73
Libor		1.90000%
Monthly Excess Spread Percentage		100.000%
Net Funds Cap		12.431%
Supplemental Account Interest Payment For:
Class AH		0.00
Class MH-1		0.00
Class MH-2		0.00
Class BH		0.00

Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		10,893.49
SECTION 5.04 (f)(i)		26,220.95
Principal Prepayments (Number/Amount)	78	1,436,290.18
Realized Losses (Current/Cumulative)	267,111.59	29,478,747.75
Reserve Amount		10,893.49
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		3,532,514.36
WAC		12.951%
WAM		193.68
Class Adjusted Mortgage Loan Remittance Rate		2.757%

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services	Customer Service – CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152